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                                                                    Exhibit 10.6

                                                              SECURITY AGREEMENT
                                                Vacation Credits Purchased: 6000
                                                           Owner Number: 01-0000


WorldMark, The Club, and Trendwest Resorts, Inc.
12301 N.E. 10th Place
Bellevue, WA 98005
Phone: (206) 990-2300


                               WORLDMARK, THE CLUB
                           RETAIL INSTALLMENT CONTRACT
                            VACATION OWNER AGREEMENT
                                  (Washington)


WorldMark, The Club, a California mutual benefit corporation (Club), and Trendwest Resorts, Inc., an Oregon corporation (TRI), agree to sell to the undersigned Owner 6000 Vacation Credits and Membership in the Club as a (choose one) Premier X or Standard __ Ownership, and Owner agrees to purchase and hold the Vacation Credits and Membership on these terms and conditions:

                       A. BENEFITS AND NATURE OF OWNERSHIP

1. VACATION CREDIT OWNERSHIP.

As an Owner of Vacation Credits, Owner is a Member of Club and is entitled to:
(a) reserve the use of Club Resort Units; (b) vote for Club directors; (c) vote on major Club decisions; and (d) through the Club, participate in the corporate ownership of the real estate and other assets of the Club.

2. DURATION OF OWNERSHIP.

Ownership shall be effective from the date of issuance by Club. Premier ownership is perpetual. Standard ownership expires 40 years after issuance. HOWEVER THE OWNER HAS SEVEN CALENDAR DAYS AFTER SIGNING THIS AGREEMENT OR RECEIVING THE WORLDMARK PUBLIC OFFERING STATEMENT, WHICHEVER EVENT LAST OCCURS, TO RESCIND THIS AGREEMENT AND HAVE RETURNED ALL FUNDS PAID. THE REQUEST MUST BE IN WRITING AND EITHER DELIVERED IN PERSON OR MAILED TO WORLDMARK.

3. TRANSFERABILITY OF VACATION CREDITS.

Vacation Credits may be transferred entirely or partially at any time during their term and without limitation to the number of transfers, through sale, gift, inheritance, dissolution of marriage or by any operation of law, subject to the following terms: (a) a transfer fee of $150.00 has been paid to Club; (b) all payments or charges due Club are current; (c) the Vacation Credits transferred and the Vacation Credits retained, if any, must each be enough

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Vacation Credits to hold a Basic Membership in the Club at the then current requirement, and (d) the transferee must satisfy all qualifications of an Owner and Club's credit requirements. TRI and Club will not repurchase the Vacation Credits or assist in locating a buyer.

                     B. ASSURANCE OF CONTINUED CLUB QUALITY

4. NO REDUCTION IN NUMBER AND QUALITY OF UNITS AND RESORTS.

Owner shall have access to all existing and future Resorts and Units owned or operated by or associated with Club, wherever located, which have been registered with the applicable,agencies where the properties are located. The location and specific nature of Resorts and Units shall be subject to change by the Club, but Club is obligated to continue to provide Resorts and Units comparable to those available at the date of this Agreement, and sufficient Units in reasonable locations to provide annual reservations for all issued Vacation Credits.

5. PARTICIPATION OF OWNER IN GOVERNING CLUB.

The ARTICLES and BYLAWS of Club provide for: (a) meetings and votes by Owners;
(b) election and meetings of, and limitation on powers of, directors; (c) assessment of annual dues and special assessments; (d) enforcement and discipline procedures; (e) appointment of officers and their duties; and (f) insurance.

6. ULTIMATE CONTROL OF PROPERTIES BY CLUB.

The Club shall hold the deed or the lease to each Unit free of the effects of debt encumbrances, and subject to a DECLARATION OF VACATION OWNER PROGRAM which
(a) shall be recorded or filed against each Unit; (b) provides for dedication of the Unit to the Vacation Owner Program; and (c) establishes the Vacation Credits.

7. GUIDELINES (RULES) SUPPORTING OWNER SATISFACTION.

Guidelines (Rules) may be adopted and amended from time to time by Club for benefit of Owners and the management of the Resorts, whether general rules or rules applicable to a specific location only, which may govern Owner usage of Resort Units in the following subjects, among others: (a) reservations; (b) number of occupants; (c) guest policies; (d) fees; (e) rental of Units by Club to nonowners when not in use by Owners; (f) charges for use of specific facilities; (g) personal conduct and behavior; (h) check-out times; (i) care and maintenance of Units and facilities, and (j) conditions for the use and purchase of Bonus Time. A copy of the current Guidelines (Rules) is provided herewith.

8. PROFESSIONAL DEVELOPMENT AND MANAGEMENT OF CLUB.

TRI has developed Club and acquired certain Resort properties which it has transferred to Club in exchange for the proceeds of sale as well as exclusive marketing rights, and the right to add additional

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properties under the same conditions. TRI will also manage Club and Club properties under a Management Agreement with Club.

                             C. VACATION CREDIT USE

9. VACATION CREDITS PROGRAM.

The benefits and obligations of Ownership are determined by the number of Vacation Credits purchased.

         (a) Use. Vacation Credits, up to the amount purchased, may be used for all nights and all seasons and at all Resorts on a space available basis, but the number of Credits required for occupancy will be based on factors such as the season, location, Unit size and type, and day of the week.

         (b) Issuance. Vacation Credits are renewed annually throughout the term of the Ownership, at the beginning of Owner's Anniversary Year, in the total amount purchased by Owner.

         (c) Banking (carry-over) Credits. Vacation Credits which remain unused at the end of each Anniversary Year will automatically carry over for use during the following year, and will expire at the end of that year. Use will be charged first against any carry-over Vacation Credits and then against the current year's Credits. Credits might also be carried over for future use with an exchange organization.

         (d) Borrowing Future Credits. Owner may use Vacation Credits one Anniversary Year in advance by borrowing against the following year's assignment of Credits if Owner has paid his or her Club dues for the following year. (e)Additional Credits. Owner may purchase additional Vacation Credits in increments of 1000 at any time after the date of this Agreement, subject to the following: (i) the Credits are available; (ii) Owner is not in default under this Agreement; and (iii) the then current price is paid.

10. VACATION CREDITS PURCHASED.

Owner is currently purchasing the number of Vacation Credits shown on page one.

11. BONUS TIME.

Premier Owners may purchase additional reserved time, referred to as Bonus Time. Conditions for purchase and use of Bonus Time are determined by space availability and Club Guidelines (Rules), which are subject to change.

          D. QUALIFICATIONS AND CONDITIONS TO PURCHASE VACATION CREDITS

12. LEGAL CAPACITY.

Owner represents that Owner is a person or entity with the legal capacity to enter into this Agreement.

13. NON-INVESTMENT PURCHASE.

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Owner represents that Owner is purchasing Vacation Credits for the purpose of recreational and social use, and not for financial profit.

14. CREDIT REQUIREMENT.

Owner shall satisfy Club's reasonable credit requirements for purchase to be accepted.

                            E. CONTRACTUAL STANDARDS

15. LIABILITY LIMITATIONS.

Owner agrees that Owner and Owner's family or guests assume all risks of loss or damage to persons or property in using the Resorts, except that this limitation of liability shall not apply in cases of negligence of the Resort, the Club or TRI. Owner also agrees to maintain liability and property damage insurance in connection with any motor vehicle(s) brought to the Resorts, in amounts customarily carried on such vehicle(s). Liability for breach of any warranty under this Agreement shall not exceed the amounts Owner has paid Club under this Agreement.

16. EVENTS OF DEFAULT

Each of the following constitutes an Event of Default by Owner if not cured (a) within 30 days from the due date, (b) within 30 days from giving of written notice by Club or TRI as to a breach by omission or inaction, or (c) upon continued active breach or violation after receipt of a written notice or warning thereof, which notice or warning shall include the details of the default and how the default may be remedied, if at all, within a specified reasonable period (whichever of the foregoing is most applicable): (i) not paying a purchase price installment, the annual dues or installment thereof, or any other charge of Club when due; (ii) transfer of Vacation Credits, whether voluntarily or involuntarily, except as specifically allowed herein; (iii) misrepresentation or omission of a material fact in connection with this Agreement or the extension of credit hereunder; or (iv) material breach of a provision of this Agreement, the Guidelines (Rules) of Club, or the rules of a company with which Club has exchange arrangements.

17. REMEDIES/SECURITY INTEREST.

No waiver by Club, TRI or any Holder or Co-Holder of this Agreement, of any default or breach by Owner shall operate as a waiver of the same or any other default or breach by Owner or any other Owner in the future. Each Owner signing below hereby appoints each other Owner signing below as his or her agent for dealing with the Holder of this Agreement for any purpose. Upon the occurrence of an Event of Default, Club or the Holder of this Agreement may choose one or more of the following remedies: (a) declare the entire unpaid balance of the Cash Price immediately due, unless prohibited by law; (b) foreclose the lien created by the grant of the security interest and sell or retain the Vacation

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Credits in satisfaction of owners obligations hereunder, or exercise any other right under the Uniform Commercial Code, Division 9 (To secure compliance with his or her obligations hereunder, Owner hereby grants to Club and TRI security interests in the Vacation Credits and any proceeds therefrom, which Vacation Credits were purchased under this Agreement. These security interests constitute liens on the Vacation Credits and any proceeds therefrom. These security interests and liens shall remain in effect as long as there are obligations of Owner to be fulfilled under this Agreement.); (c) terminate the Vacation Credits and retain all amounts previously paid by owner as compensation for damages incurred in proceeding pursuant to this Agreement (Club, TRI and Owner agree that in such case it would be impractical or extremely difficult to fix the actual damage.); (d) suspend use rights; (e) sue for the unpaid balance due hereunder; and/or (f) pursue any other remedy allowed by law, except Club cannot terminate this Agreement or foreclose against the Vacation Credits without the consent of the Holder of any right to the unpaid purchase price hereunder.

18. ADDITIONAL CREDITOR.

The right to receive payment of the purchase price under this Agreement belongs to TRENDWEST RESORTS, INC., but could be assigned to another creditor.

                                     NOTICE:

ANY HOLDER OF This CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR (OWNER) COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR (OWNER) SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR (OWNER) HEREUNDER.

19. GENERAL PROVISIONS.

Any written notice required or desired to be given hereunder shall be deemed given when personally delivered or upon deposit in the U.S. Mail, first class postage prepaid, addressed to the address given herein or such subsequent address as is given by proper notice. This Agreement, and any and all other documents executed at the same time as this Agreement, constitute the entire agreement between the parties hereto. No representation or warranties, oral or written, other than the representations set forth in said documents, have been relied upon by the parties. This Agreement shall be binding upon and benefit the heirs, executors, administrators and successors of each of the parties. If any provision of this Agreement shall be found to be invalid, the remaining provisions shall nevertheless remain in full force and effect. This Agreement shall survive the issuance of Vacation Credits and shall survive the final payment toward the purchase hereunder.

20. PURCHASER RESPONSIBILITY.

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Transfer or abandonment of Vacation Credits does not relieve Owner of Owner's obligations hereunder unless such transfer or termination of this Agreement is agreed to by the Club and the holder of any right to the unpaid purchase price under this Agreement.

                                 F. CLUB CHARGES

21. ANNUAL DUES.

The beginning annual dues for these Vacation Credits is $309.00 (U.S. Funds), based on the formula and rate of annual dues currently established by Club. The annual dues shall be paid in advance on a quarterly basis beginning 9/01/96. Such dues shall be used first for maintenance and operation of Resort Units, then for other expenses authorized in the Club Bylaws. Annual dues may be increased annually subject to Club Bylaws.

22. SPECIAL ASSESSMENTS AND TAXES.

Club may levy special assessments subject to Club Bylaws. The Owner is also responsible for any tax that might be assessed by a civil taxing authority on the purchase or use of the facilities.

23. EXTRA USE CHARGES.

Owner must pay separately for extra benefits including, but not limited to, if available, food, storage, extra maid service, purchase of goods, use of equipment, furnishings or facilities not normally provided as part of the Unit or Resort facilities, and exchange program services if available.

24. DAMAGE CHARGES.

Owner must pay any cost of repair or replacement for any damage caused by Owner, Owner's family or guests.

                 G. PURCHASE PRICE, FINANCE CHARGE, AND PAYMENTS

25. PURCHASE PRICE.

Owner agrees to pay TRI the purchase price of $7,800.00 (U.S. Funds), together with the credit service charge (Finance Charge) stated below. Payments shall be credited first on the interest then due, then on principal. Payments shall not begin prior to thirty (30) days after signing of this Agreement by Club. The interest (Finance Charge) shall begin to accrue on the date thirty (30) days prior to the due date of the first monthly payment.

Disclosures Required By: Federal Truth in Lending Act, and State Law.

Creditors: WORLDMARK, THE CLUB and TRENDWEST RESORTS, INC.; 12301 N.E. 10th Place, Bellevue, WA 98005

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
ANNUAL PERCENTAGE               FINANCE CHARGE            AMOUNT                   TOTAL OF              TOTAL SALE
RATE                            The dollar amount the     FINANCED                 PAYMENTS              PRICE
The cost of your credit as a    credit will cost you:
yearly rate:                                              The amount of credit     The amount you        The total cost of your
                                                          provided to you or on    will have paid        purchase on credit
                                                          your behalf:             after you have        including your
                                                                                   made all payments     downpayment of:
                                                                                   as scheduled:
                                                                                                         $750.00
                                                                                                         -------
14.9%                           $4,344.34                 $7,050.00                $11,394.34            $12,144.34
-----                           ---------                 ---------                ----------            ----------

        No. of Payments:              Amount of Each Payment:      Payments are due monthly, on
                                                                   the same date each month
               84                             $135.65
                                                                         Beginning: 8/15/96


Security:           You are giving the Club and TRI a security interest in the
                    Vacation Credits being purchased.

Prepayment:         If you prepay the balance due, there will be no penalty.

Late Charge:        Owner will be charged a late charge of $5.00 for each
                    payment or charge that is more than 10 days late, to compensate Club or TRI for additional carrying and collection costs.

Variable Rate:      The Annual Percentage Rate disclosed above will
                    automatically increase by 1 Percentage Point (which is the maximum increase) in the event any one of the following occurs: (a) you discontinue participation in our preauthorized check (PAC) plan, (b) your financial institution is unable to participate, or (c) we discontinue your participation for a reasonable cause. The Annual
                    Percentage Rate will not increase above 14.9%. An increase in the Annual Percentage Rate would increase your monthly payment by not more than $10.00

Contract
Reference:          You should refer to this Agreement for information about
                    nonpayment, default and the right to accelerate maturity of your payment obligation.

                         ITEMIZATION OF AMOUNT FINANCED

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
1. Cash Price:                 $7,800.00   4. Total Cash Price:       $7,800.00
                               ---------                              ---------
-------------------------------------------------------------------------------
2. Other Credits                   $0.00   5. Downpayment:              $750.00
                                   -----                                -------
-------------------------------------------------------------------------------
2. State and Local Taxes:          $0.00   6. Amount Financed:        $7,050.00
                                   -----                              ---------
===============================================================================

OWNER ACKNOWLEDGES THAT THE OWNER HAS RECEIVED A COMPLETED COPY OF THIS AGREEMENT, REQUIRED PUBLIC OFFERING STATEMENT, CLUB ARTICLES, CLUB BYLAWS, DECLARATION PROTOTYPE AND GUIDELINES, AND THAT THE OWNER HAS BEEN GIVEN A SATISFACTORY OPPORTUNITY TO READ THIS AGREEMENT.

                            NOTICE TO BUYER (OWNER):

(A) DO NOT SIGN THIS CONTRACT BEFORE YOU READ IT OR IF ANY SPACES INTENDED FOR THE AGREED TERMS, EXCEPT AS TO UNAVAILABLE INFORMATION, ARE BLANK. (B) YOU ARE ENTITLED TO A COPY OF THIS CONTRACT AT THE TIME YOU SIGN IT. (C) YOU MAY AT ANY TIME PAY OFF THE FULL UNPAID BALANCE DUE UNDER THIS CONTRACT, AND IN SO DOING YOU MAY RECEIVE A PARTIAL REBATE OF THE SERVICE CHARGE. (D) THE SERVICE CHARGE DOES NOT EXCEED 14.9%. (MUST BE FILLED IN) PER ANNUM COMPUTED MONTHLY.


------------------------------           -------------------------------
Owner              Date Signed           Owner Name


------------------------------           -------------------------------
Owner              Date Signed           Street Address


TRENDWEST RESORTS, INC. and WORLDMARK, THE CLUB


-------------------------------          --------------------------------
Authorized Agent   Date Signed           Phone (area code)



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